Registration No. 333-46491



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                              48-0457967
         (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)            Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ________________________

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
          (Shares previously issuable under the 1990 Stock Option Plan)
                            (Full title of the Plan)
                            ________________________

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________

                        EXPLANATORY NOTE


     This Registration Statement as originally filed related to the offering of 6,558,436 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the 1990 Stock Option Plan, which was adopted as a subsidiary plan under and pursuant to the 1997 Long-Term Stock Incentive Program (the "1997 Program"), which had been approved by Sprint's shareholders. No shares were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998. The 6,558,436 shares were reclassified into 6,558,436 shares of FON Common Stock and 3,279,218 shares of PCS Common Stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 6,558,436 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock remaining under the Registration Statement to 13,116,872 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving all 3,279,218 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock remaining under the Registration Statement to 6,558,436 shares of PCS Common Stock. As previously reported, Sprint's Board of Directors combined the 1990 Stock Option Plan with and into the 1997 Program to form a single plan (the "Plan Combination"). The shares of FON Common Stock covered by this Registration Statement and not previously issued in connection with the exercise of stock options granted under the 1990 Stock Option Plan before the Plan Combination will be issued in connection with the exercise of options granted under the 1997 Program.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date). Options for 4,697,546 shares of PCS Common Stock were exercised before the Conversion Date, leaving 1,860,890 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 3 is to deregister the remaining 1,860,890 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.     Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 10th day of June, 2004.

                              SPRINT CORPORATION



                              By  /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                   Date

                        Chairman of the Board and       )
G. D. FORSEE*           Chief Executive Officer         )
                        (Principal Executive Officer)   )
                                                        )
                                                        )
                        Executive Vice President        )
ROBERT J. DELLINGER*    - Chief Financial Officer       )
                        (Principal Financial Officer)   )
                                                        )
                                                        )
                        Senior Vice President and       )
J. P. MEYER*            Controller                      )
                        (Principal Accounting Officer)  )
                                                        )
                                                        )  June 10, 2004
                                                        )
DUBOSE AUSLEY*          Director                        )
                                                        )
_____________________                                   )
(Gordon M. Bethune)     Director                        )
                                                        )
                                                        )
E. LINN DRAPER, JR. *   Director                        )
                                                        )
_____________________                                   )
(Deborah A. Henretta)   Director                        )
                                                        )

                                                        )
I. O. HOCKADAY, JR.*    Director                        )
                                                        )
                                                        )
L. K. LORIMER*          Director                        )
                                                        )
                                                        )  June 10, 2004
                                                        )
C. E. RICE*             Director                        )
                                                        )
                                                        )
LOUIS W. SMITH*         Director                        )
                                                        )
                                                        )
GERALD L. STORCH*       Director                        )





/s/ Claudia S. Toussaint
_________________________________________

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with
     this Amendment to the Registration
     Statement No. 333-46491.

                          EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.     Power of Attorney.